Exhibit 3.32(a)

CERTIFICATE OF FORMATION

OF

PENNSYLVANIA PHARMACEUTICAL SERVICES, LLC

The undersigned natural person of the age of eighteen (18) years or more, being an authorized person under the Delaware Limited Liability Company Act, hereby executes this Certificate of Formation.

1.             NAME.  The name of the limited liability company is PENNSYLVANIA PHARMACEUTICAL SERVICES, LLC.

2.             REGISTERED OFFICE.  The address of the limited liability company’s registered office is 1209 Orange Street, Wilmington, Delaware 19801.

3.             REGISTERED AGENT.  The name and address of the limited liability company’s registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PENNSYLVANIA PHARMACEUTICAL SERVICES, LLC this 29th day of August 2003.

By:	/s/	Phillip H. Watts
Phillip H. Watts
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:33 AM 08/29/2003
FILED 09:26 AM 08/29/2003
SRV 030561827 - 3698009 FILE